Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Inspirato Incorporated

Denver, Colorado

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 10, 2022, relating to the consolidated financial statements of Inspirato LLC, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Denver, Colorado

April 29, 2022